UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2022

AVADEL PHARMACEUTICALS PLC

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 920 1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares* Ordinary Shares, nominal value $0.01 per share**	AVDL N/A	The Nasdaq Global Market

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) Ordinary Share.

** Not for trading, but only in connection with the listing of American Depositary Shares on The Nasdaq Global Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2022, Avadel Pharmaceuticals plc’s (the “Company”) wholly-owned subsidiary, Avadel Management Corporation, entered into amendments to the employment agreements (together, the “Amendments”) with each of Gregory Divis, the Company’s chief executive officer, Thomas McHugh, the Company’s chief financial officer and Richard Kim, the Company’s chief commercial officer.

The Amendments amend the existing employment agreements to (i) provide that the Company has discretion to make severance payments payable to such officer, in installments or a lump sum, as well as the timing of installment payments in certain circumstances, subject to compliance with applicable laws and Section 409A of the Internal Revenue Code of 1986, as amended, and (ii) modify the terms of certain restrictive covenants that each officer has agreed to be bound by, including to add an agreement not to engage in activities that are competitive with the products or services of the Company.

Mr. Kim’s Amendment also provides for “double trigger” acceleration of unvested equity awards in the case of certain employment terminations that occur within a specified period of time following a change of control.

Mr. McHugh’s Amendment also provides for (i) “double trigger” acceleration of unvested equity awards in the case of certain employment terminations that occur within a specified period of time following a change of control and (ii) that Mr. McHugh will be eligible for an annual discretionary cash incentive bonus equal to forty-five percent (45%) of his base salary (increased from forty percent (40%) of his base salary), based upon Mr. McHugh’s achievement of certain business and individual performance objectives and as determined by the Company’s compensation committee.

The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendments, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 30, 2022	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
		Name:	Jerad G. Seurer
		Title:	General Counsel & Corporate Secretary